UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2011

SUFFOLK BANCORP

(Exact name of registrant as specified in its charter)

New York	000-13580	11-2708279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4 West Second Street, Riverhead, New York		11901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 727-5667

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Attached as an exhibit is the Company’s press release titled, “SUFFOLK BANCORP ANNOUNCES RESULTS FOR THE THIRD QUARTER OF 2011,” dated October 31, 2011

See also Item 7.01 below – “Regulation FD Disclosure”

Item 7.01.	Regulation FD Disclosure.

On October 30, 2011 the Suffolk County National Bank filed its Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only — FFIEC 041, for the quarter ended September 30, 2011 (the “Call Report”) with the Federal Deposit Insurance Corporation (“FDIC”). The Call Report may be found on the FDIC’s website at http://cdr.ffiec.gov/Public/.

The information in Items 2.02 and 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in Items 2.02 and 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document filed with the Commission.

This report includes statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, the economy in general, expectations of the business environment in which Suffolk operates, the adequacy of our allowance for loan losses, projections of future performance, and potential future credit experience. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties that cannot be predicted or quantified and are beyond Suffolk’s control and are subject to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; a failure to file our Quarterly Reports for the quarters ended March 31, 2011 and June 30, 2011 on or before November 7, 2011; a failure to comply with Nasdaq rules; results of regulatory examinations; any failure by us to comply with our written agreement with the OCC (the “Agreement”) or the individual minimum capital ratios for the Bank established by the OCC; the cost of compliance with the Agreement; failure by us to maintain effective internal controls over financial reporting; larger-than-expected losses from the sale of assets; potential litigation or regulatory action relating to the matters resulting in our failure to file on time our Quarterly Report on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 or resulting from the revisions to our earnings previously announced on April 12, 2011 or the restatement of our financial statements for the quarterly period ended September 30, 2011 and year ended December 31, 2010; and the potential that net charge-offs are higher than expected or for further increases in our provision for loan losses. Further, it could take Suffolk longer than anticipated to implement its strategic plans to increase revenue and manage non-interest expense, or it may not be possible to implement those plans at all. Finally, new and unanticipated legislation, regulation, or accounting standards may require Suffolk to change its practices in ways that materially change the results of operations.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUFFOLK BANCORP

Dated October 31, 2011	By:	/s/ Douglas Ian Shaw
Douglas Ian Shaw
Senior Vice President & Corporate Secretary

EXHIBIT INDEX

99.1	Earnings release for the three months ended September 30, 2011, dated October 31, 2011.

99.2	Suffolk County National Bank’s Consolidated Reports of Condition and Income for A Bank With Domestic Office Only—FFIEC 041, for the quarter ended September 30, 2011.